UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2004

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Directors:

At a regular meeting of the Board of Directors of the Registrant held on Thursday, September 23, 2004, the Board voted to increase the size of the Board from nine (9) to eleven (11) members. To fill the vacancies created by such increase, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, voted, effective as of November 1, 2004, (i) to elect Susan L. Wagner as a new Class A Director, to serve until the 2005 Annual Meeting of Shareholders of the Registrant and until her successor is elected and qualified, and (ii) to elect Peter K. Markell as a new Class C Director, to serve until the 2007 Annual Meeting of Shareholders of the Registrant and until his successor is elected and qualified.

Ms. Wagner is Vice President of Marketing Research of The Gillette Company, Boston, Massachusetts. Mr. Markell is Vice President for Finance of Partners HealthCare System, Inc., Boston, Massachusetts. It is anticipated that Ms. Wagner and Mr. Markell will be appointed by the Board (at its regular meeting scheduled to be held during November 2004) to its Audit and Finance Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee.

In their capacity as Directors of the Registrant, Ms. Wagner and Mr. Markell will be compensated in a manner consistent with the other non-employee Directors. They will receive an annual retainer of $20,000 and meeting fees of $1,200 per meeting of the Board of Directors and any committee meetings of the Board of Directors attended.

Appointment of Principal Officer:

At a regular meeting of the Board of Directors of the Registrant held on Thursday, September 23, 2004, the Board voted to appoint, effective as of October 1, 2004, Eric J. Zimmerman as Vice President, Publishing of the Registrant, to serve until the 2005 annual meeting of the Board of Directors of the Registrant and until his successor is appointed.

In his new position, Mr. Zimmerman, age 39, will have responsibility for the Registrant’s entire specialty publishing segment, which includes Dover Publications, Inc. and Research & Education Association, Inc. He has been a Vice President, eCommerce and an officer of the Registrant since 2000. He joined the Registrant in 1994 when the Registrant acquired The Custom Publishing Group, Inc., a company he co-founded. Mr. Zimmerman led this division for six years, directing the launch of the Registrant’s first Internet-based marketing and e-commerce ventures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

By:	/s/ Robert P. Story, Jr.
Robert P. Story, Jr.
Senior Vice President and
Chief Financial Officer

Date:       September 29, 2004